Exhibit 99.1

Contacts:	William H. Kurtz	Robin Yim
	Executive Vice President and	Vice President,
	Chief Financial Officer	Treasurer
	Novellus Systems, Inc.	Novellus Systems, Inc.
	Phone: (408) 943-9700	Phone: (408) 943-9700
FOR IMMEDIATE RELEASE
NOVELLUS SYSTEMS REPORTS RESULTS FOR THE THIRD QUARTER 2005
SAN JOSE, Calif., October 17, 2005—Novellus Systems, Inc. (Nasdaq NM: NVLS) today reported net sales and results of operations for its third quarter ended October 1, 2005. Net sales for the quarter were $338.9 million, up 2.8 percent from $329.6 million in the second quarter of 2005 and down 18.5 percent from the third quarter 2004 net sales of $415.9 million. Net income for the third quarter of 2005 was $23.4 million or $0.17 per diluted share, down $9.8 million or 29.5 percent from the second quarter 2005 net income of $33.2 million or $0.24 per diluted share and down $41.2 million or 63.8 percent from the third quarter 2004 net income of $64.7 million or $0.45 per diluted share.
The third quarter 2005 results include a net $8.6 million pre-tax charge primarily related to the Company’s decision to consolidate operations and streamline certain product offerings as announced on August 31, 2005. Included in this charge is a pre-tax inventory write-down of $5.2 million within cost of goods sold. The other pre-tax costs associated with the restructuring were $6.3 million, which were partially offset by a pre-tax reversal of $3.0 million of a previously recorded restructuring accrual. Without these charges, the third quarter 2005 net income would have been $28.7 million, or $0.21 per diluted share. The second quarter 2005 results did not include any significant unusual charges or benefits. A reconciliation of pro forma operating results and GAAP results is included in the financial statements attached below.
The third quarter 2004 results included, in other income, net, a cash receipt of $8.0 million and, in selling, general and administrative expenses, the reversal of $8.1 million previously accrued, both as a result of the settlement of litigation with Applied Materials, Inc. These results also include a pre-tax charge of $2.9 million related to the settlement of litigation with Semitool, Inc. and the reversal of a previously recorded pre-tax restructuring accrual of $0.9 million. Without these net benefits, the net income for the third quarter of 2004 would have been $54.7 million, or $0.38 per diluted share.
Shipments of $316.4 million in the third quarter of 2005 represent a decrease of $31.2 million or 9.0 percent from $347.6 million reported in the second quarter of 2005. Deferred revenue at the end of the third quarter of

2005 was $158.7 million, a decrease of $22.4 million or 12.4 percent from $181.1 million at the end of the second quarter of 2005.
The financial measures set forth above which present net income, excluding unusual charges and benefits, and which present revenue on a shipment basis are not in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that these non-GAAP financial measures provide further insight into the results of ongoing operations and enhance the comparison of those results to results in other periods, because they assist management and shareholder understanding of the effect of unusual charges or benefits on the quarter’s results and allow comparison to the more traditional shipment method of revenue recognition.
Cash, cash equivalents, restricted cash and short-term investments as of October 1, 2005 were $879.5 million, an increase of $34.6 million or 4.1 percent from the second quarter 2005 ending balance of $844.9 million.
“While we have made our earnings per share targets for the company, it was not achieved while hitting our gross margin targets. Our gross margin suffered because of higher warranty costs, lower absorption of operations overheads and other timing effects. While we are generating improvements in operations they have not yet translated into materially greater gross margin performance,” said Richard Hill, chairman and chief executive officer. He continued, “We have a laser focus on execution at this point and have taken steps this quarter to lower our operating costs and improve our margins through product quality improvements and a consolidation of manufacturing facilities. We are committed to improving the profitability of our business and will continue to aggressively review all R&D programs to achieve our goals of increasing our market share and improving shareholder value.”
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements regarding improvements in operations, execution of steps to lower operating costs and improve margins, and achievement of increased market share and improvements in profitability and shareholder value, as well as other matters discussed in this news release that are not purely historical data. Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated by the forward-looking statements. Such risks and uncertainties include, but are not limited to the inability to effect operating efficiencies at the gross margin level or at the operating expense level, the inability to improve product quality and consolidate manufacturing facilities, and other risks indicated in our filings with the Securities and Exchange Commission (SEC). We assume no obligation to update this information. For more details, please refer to our SEC filings, including our Annual Report on Form 10-K and 10K/A for the year ended December 31, 2004, our Quarterly Reports on Form 10-Q and 10Q/A for the quarters ended July 2, 2005 and April 2, 2005, and our Current Reports on Form 8-K.

About Novellus:
Novellus Systems, Inc., an S&P 500 company, manufactures, markets and services advanced deposition, surface preparation and chemical mechanical planarization equipment for today’s advanced integrated circuits. Our products are designed for high-volume production of advanced, leading-edge semiconductor devices at the lowest possible cost. Headquartered in San Jose, Calif., with subsidiaries throughout the United States, as well as in the United Kingdom, France, Germany, the Netherlands, Ireland, Israel, India, China, Japan, Korea, Malaysia, Singapore and Taiwan, we are a publicly traded company on the Nasdaq stock exchange (Nasdaq: NVLS) and a component of the Nasdaq-100 Index®. Additional information about Novellus is available on our home page at www.novellus.com.

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)	Three Months Ended			Nine Months Ended
(Unaudited)	October 1	July 2	September 25	October 1	September 25
	2005	2005	2004	2005	2004

Net sales	$338,878	$329,585	$415,935	$1,008,203	$1,017,016
Cost of sales	191,684	172,023	214,824	549,578	521,620

Gross profit	147,194	157,562	201,111	458,625	495,396
%	43.4%	47.8%	48.4%	45.5%	48.7%

Operating expenses:
Selling, general and administrative	53,365	50,325	49,585	155,450	139,213
Research and development	61,263	63,512	68,202	186,823	190,630
Acquired in-process research and development	—	—	—	—	6,124
Legal settlement	—	—	2,900		5,400
Restructuring and other charges (benefits)	3,361	(74)	(923)	3,287	(923)

Total operating expenses	117,989	113,763	119,764	345,560	340,444
%	34.8%	34.5%	28.8%	34.3%	33.5%

Income from operations	29,205	43,799	81,347	113,065	154,952
%	8.6%	13.3%	19.6%	11.2%	15.2%

Other income, net	2,405	3,674	9,726	9,548	15,371

Income before income taxes	31,610	47,473	91,073	122,613	170,323
Provision for income taxes	8,195	14,242	26,411	35,496	51,169

Net income	$23,415	$33,231	$64,662	$87,117	$119,154

Net income per share:
Basic net income per share	$0.17	$0.24	$0.45	$0.63	$0.80

Diluted net income per share	$0.17	$0.24	$0.45	$0.62	$0.79

Shares used in basic per share calculation	137,848	138,068	142,333	138,602	148,119

Shares used in diluted per share calculation	138,895	138,944	143,574	139,646	150,353

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(EXCLUDING CERTAIN UNUSUAL CHARGES AND BENEFITS) (1)

(In thousands, except per share amounts)	Three Months Ended			Nine Months Ended
(Unaudited)	October 1	July 2	September 25	October 1	September 25
	2005	2005	2004	2005	2004

Net sales	$338,878	$329,585	$415,935	$1,008,203	$1,017,016
Cost of sales	186,434	172,023	214,824	544,328	521,620

Gross profit	152,444	157,562	201,111	463,875	495,396
%	45.0%	47.8%	48.4%	46.0%	48.7%

Operating expenses:
Selling, general and administrative	53,365	50,325	57,661	155,450	147,289
Research and development	61,263	63,512	68,202	186,823	190,630

Total operating expenses	114,628	113,837	125,863	342,273	337,919
%	33.8%	34.5%	30.3%	33.9%	33.2%

Income from operations	37,816	43,725	75,248	121,602	157,477
%	11.2%	13.3%	18.1%	12.1%	15.5%

Other income, net	2,405	3,674	1,726	9,548	7,371

Income before income taxes	40,221	47,399	76,974	131,150	164,848
Provision for income taxes	11,535	14,220	22,322	38,814	47,805

Net income	$28,686	$33,179	$54,652	$92,336	$117,043

Net income per share:
Basic net income per share	$0.21	$0.24	$0.38	$0.67	$0.79

Diluted net income per share	$0.21	$0.24	$0.38	$0.66	$0.78

Shares used in basic per share calculation	137,848	138,068	142,333	138,602	148,119

Shares used in diluted per share calculation	138,895	138,944	143,574	139,646	150,353

A reconciliation of our net income excluding certain unusual charges and benefits to our net income under U.S. generally accepted accounting principles is presented below:

Net income excluding unusual (charges) and benefits	$28,686	$33,179	$54,652	$92,336	$117,043

Unusual (charges) and benefits:
Acquired in-process research and development	—	—	—	—	(6,124)
Legal settlement	—	—	(2,900)	—	(5,400)
Restructuring and other (charges) benefits	(3,361)	74	923	(3,287)	923
Inventory write-down	(5,250)	—	—	(5,250)	—
Reversal of a liability in connection with Applied Materials settlement (included in SG&A)	—	—	8,076	—	8,076
Cash receipt from Applied Materials settlement (included in Other income, net)	—	—	8,000	—	8,000

Total (charges) and benefits	(8,611)	74	14,099	(8,537)	5,475
Adjustments to provision for income taxes	3,340	(22)	(4,089)	3,318	(3,364)

Net income	$23,415	$33,231	$64,662	$87,117	$119,154

(1)	The condensed consolidated statements of operations (excluding certain unusual charges and benefits) are intended to present our operating results, excluding certain unusual charges, benefits and related adjustments on provisions for income taxes. These condensed consolidated statements of operations are not in accordance with or an alternative for U.S. generally accepted accounting principles and may be different from similar measures by other companies.

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	October 1	December 31
	2005	2004
	(Unaudited)	*

ASSETS
Current assets:
Cash and short-term investments	$730,994	$587,762
Accounts receivable, net	343,884	395,522
Inventories	205,607	261,046
Deferred taxes and other current assets	136,097	124,994

Total current assets	1,416,582	1,369,324

Property and equipment, net	440,917	476,492
Restricted cash	148,545	176,708
Goodwill	265,398	278,972
Intangible and other assets	103,509	100,336

Total assets	$2,374,951	$2,401,832

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$217,497	$235,020
Deferred profit	69,869	71,216
Income taxes payable	16,898	14,691
Current obligations under lines of credit	6,225	3,103

Total current liabilities	310,489	324,030

Long-term debt	125,752	161,103
Other liabilities	46,941	54,865

Total liabilities	483,182	539,998

Shareholders’ equity:
Common stock	1,450,688	1,456,670
Retained earnings and accumulated other comprehensive income	441,081	405,164

Total shareholders’ equity	1,891,769	1,861,834

Total liabilities and shareholders’ equity	$2,374,951	$2,401,832

*	The December 31, 2004 condensed consolidated balance sheet was derived from our audited consolidated financial statements.